Exhibit 99.1
Schedule I

The name, present principal occupation or employment and citizenship of each of the executive officers and directors of Walmart Inc. are set forth below. The business address of each individual is c/o Walmart Inc., 1 Customer Drive, Bentonville, AR 72716.

Name of Executive Officer	Principal Occupation or Employment	Citizenship
Daniel J. Bartlett	Executive Vice President, Corporate Affairs	United States
Erin Nealy Cox	Executive Vice President, Global Governance, Chief Legal Officer and Corporate Secretary	United States
Seth Dallaire	Executive Vice President and Chief Growth Officer	United States
Daniel Danker	Executive Vice President, AI Acceleration, Product & Design	United States
John Furner	President and Chief Executive Officer	United States
David Guggina	Executive Vice President, President and Chief Executive Officer, Walmart U.S.	United States
Suresh Kumar	Executive Vice President, Global Chief Technology Officer and Chief Development Officer	United States
Dwayne Milum	Senior Vice President and Controller	United States
Donna Morris	Executive Vice President, Chief People Officer	United States
Chris Nicholas	Executive Vice President, President and Chief Executive Officer, Walmart International	United Kingdom
John David Rainey	Executive Vice President and Chief Financial Officer	United States
Latriece Watkins	Executive Vice President, President, and Chief Executive Officer, Sam's Club U.S.	United States

Name of Director
Cesar Conde	Chairman of NBCUniversal News Group	United States
Sarah Friar	Chief Financial Officer of OpenAI	United States
John Furner	President and Chief Executive Officer, Walmart Inc.	United States
Carla Harris	Senior Client Advisor, Morgan Stanley	United States
Tom Horton	Senior Advisor, Global Infrastructure Partners, and retired Chairman, American Airlines	United States
Marissa Mayer	Founder and CEO, Dazzle AI, Inc.	United States
Shishir Mehrotra	CEO and Director, Superhuman Labs, Inc.	United States
Bob Moritz	Former Global Chair of PricewaterhouseCoopers	United States
Greg Penner	General Partner, Madrone Capital Partners, CEO and an owner of the Denver Broncos (Chairman of the Board of Walmart)	United States
Randall Stephenson	Retired Executive Chair and CEO, AT&T	United States
Steuart Walton	Co-Founder, Runway Group, LLC and Co-Founder and Chair, Game Aerospace, LLC	United States